Exhibit 21 - Subsidiaries of Registrant - 100 percent Owned

Byron Bank

2445  84th Street, S.W.

Byron Center, MI  49315

Byron Investment Services, Inc. (100 percent owned subsidiary of Byron Bank)

2445  84th Street, S.W.

Byron Center, MI  49315

Byron Insurance Agency, Inc. (100 percent owned subsidiary of Byron Investment Services)

5445  32nd Avenue

Hudsonville, MI 49426

OAK Title Insurance Agency, Inc. (100 percent owned subsidiary of Byron Investment Services)

2445  84th Street, S.W.

Byron Center, MI  49315

Byron Acquisition LLC (100 percent owned subsidiary of Byron Bank)

2445  84th Street, S.W.

Byron Center, MI  49315

OAK Employee Leasing Company (79 percent owned subsidiary of the Registrant)

2445  84th Street, S.W.

Byron Center, MI  49315